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                                                                EXHIBIT 10-Q(vi)

                            SIXTH AMENDMENT TO THE
                            PROFIT SHARING PLAN OF
                PRIORITY HEALTHCARE CORPORATION AND AFFILIATES

WHEREAS, the Company sponsors the Profit Sharing Plan of Priority Healthcare Corporation and Affiliates (the "Plan"), originally effective January 1, 1999, in the form of the PRISM(R) Prototype Retirement Plan & Trust as provided by the Trustee; and

WHEREAS, the Company has acquired the assets of Chesapeake Infusion, Inc., effective October 25, 2001 and desires to amend the Plan to grant prior service credit for eligibility and vesting purposes to former Employees of Chesapeake Infusion, Inc,; and,

WHEREAS, the Company desires this change be effective as of January 1, 2002.

NOW THEREFORE,

BE IT RESOLVED, that effective January 1, 2002, the Company amends Items B.4.j.
(v) and (vi) of the Adoption Agreement to read as follows:

B.  BASIC PLAN PROVISIONS:

    4.  DEFINITIONS:

        j.  YEAR OF SERVICE shall mean:

    v. X For ELIGIBILITY purposes, Years of Service with the following Predecessor Employers shall count in fulfilling the eligibility requirements for this Plan: Chesapeake Infusion, Inc.

    vi. X For VESTING purposes, Years of Service with the following Predecessor Employers shall count in fulfilling the vesting requirements for this Plan:
    Chesapeake Infusion, Inc.

AND BE IT FURTHER RESOLVED, that except AS AMENDED herein, all other provisions of the Profit Sharing Plan of Priority Healthcare Corporation and Affiliates shall remain effective as set forth in the Adoption Agreement.

PLAN SPONSOR: Prior Healthcare Corporation

By: /s/ Barbara J. Luttrell                Dated: 1-23-03
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TRUSTEE:   Keybank National Association

By: /s/ Silvan Kuharich                    Date:  2-1-02
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